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                                                                    EXHIBIT 99.1

REYNOLDS AND REYNOLDS ACQUIRES DEALERKID,
STRENGTHENS WEB-ENABLED CRM CAPABILITIES TO BOOST CONSUMER LOYALTY

FORMS CONSUMER LOYALTY SERVICES PRACTICE
TO HELP CAR COMPANIES AND AUTO RETAILERS CAPTURE MORE BUSINESS

        DAYTON, OHIO, NOV. 28, 2000 - The Reynolds and Reynolds Company (NYSE:
REY) today announced the acquisition of DealerKid, a premier provider of electronic customer marketing and relationship management software and services for automotive retailers in the United States and Canada. Combined with the formation of its new Consumer Loyalty Services practice of over 50 dedicated CRM consultants, Reynolds creates the first, fully-integrated set of Internet-based retail CRM solutions in the automotive industry.

        Reynolds expects minimal dilution from the transaction, and as a result is not adjusting its previously-stated guidance for fiscal year 2001 financial performance. As part of the transaction, Reynolds granted a software license back to DealerKid's principals for use in unrelated industries.

        "The explosion of Internet technology has created significantly greater opportunities for car companies and auto retailers to attract and retain consumers in the vehicle ownership cycle," Lloyd "Buzz" Waterhouse, Reynolds' president and CEO, said. "Since Reynolds already serves nearly 30 million consumers on behalf of our retail customers, we're in an excellent position to help them better manage the changes brought about by the Internet and other technologies. That's why customer relationship management represents a critical element of our company's growth strategy. Auto retailers need a single provider of both the tools and the processes to help them strengthen customer relationships across the many touch points within automotive retailing. The acquisition of DealerKid and the formation of the new Consumer Loyalty Services practice will help our customers dramatically improve the processes critical to capture more business, and strengthen their customer relationships."

        DealerKid is one of the first providers of CRM applications through the Internet as an application services provider, or ASP. Its solutions are fully customized to meet the needs of individual auto retailers, megadealerships and car companies. They provide a rich set of applications that allow the user to capture, manage and use consumer information from all sources - including the Internet and traditional channels - in order to enhance marketing, sales, and customer support, and increase profits.

        Charles V. Shamblee III, president of DealerKid, said, "The combination of our premier CRM solution with Reynolds' existing assets, in-depth knowledge of automotive retailing, and commitment to CRM will result in nothing less than an industry-leading customer relationship management machine. As part of Reynolds' Consumer Loyalty Services practice, DealerKid will continue to lead the industry in CRM solutions, in an ASP environment, for retailers and manufactures."

        According to Brian Hoecht, chief financial officer of North York Chevrolet Oldsmobile in Toronto, "We use CRM as a tool to improve profits, drive vehicles and service revenues, as well as improve customer loyalty and customer satisfaction. That's what DealerKid is doing for us. Everyone in our dealership, our service advisors and body shop estimators to our sales and staff and managers, have been trained on the people and technology skills so critical to the success of CRM technology."

        DealerKid applications are driving results across the auto retail industry, including all Infiniti stores


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in North America. "The CRM solutions offered by DealerKid have enabled Infiniti to extend its e-business strategy by deploying an integrated, open, real-time automotive retail electronic customer marketing and management application," said Ted Ross, Nissan's corporate manager for Relationship Marketing. "By integrating our Infiniti dealerships with Nissan North America's headquarters, we can provide improved marketing support to our dealers while assisting them in establishing and managing relationships with customers."

        Reynolds intends to support the rapid growth of DealerKid with consulting and training services offered by the newly-formed Consumer Loyalty Services practice of over 50 dedicated CRM specialists. These CRM specialists will also support Reynolds' extensive, existing CRM business including Customer Marketing Services, an outsourced marketing solution serving over 4,000 retailers in North America. Customer Marketing Services delivers over three million consumer communications monthly via consumers' preferred methods of contact including e-mail, mail or telephone, and provides data management services for over 30 million unique customer records.

        Reynolds and Reynolds, headquartered in Dayton, Ohio, is the leading provider of integrated information management solutions to help drive profitability in the automotive retailing marketplace. The company's services include a full range of retail and enterprise management systems, networking and support, e-business applications, Web services, learning and consulting services, customer relationship management solutions and leasing services. To find out more about the company, its vision, products and services, visit www.reyrey.com.

        Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:
MEDIA
Paul Guthrie                        Bob Sadowski
937.485.4216                        937.485.4598
paul_guthrie@reyrey.com             robert_sadowski@reyrey.com

INVESTORS
Mitch Haws
937.485.4460
mitch_haws@reyrey.com